Exhibit 10.51

AMYRIS BIOTECHNOLOGIES, INC.

STOCK OPTION AGREEMENT

1.        Grant of Option.  The Corporation hereby grants to Optionee as of the Grant Date an option to purchase up to the number of Option Shares specified below subject to the terms and conditions set forth herein. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

AWARD SUMMARY

Optionee:   Lit Tele LLC, a wholly owned subsidiary of the Votorantim Novos Negócios Ltda.

Grant Date:   September 15, 2008

Exercise Price:   US$ 3.93 per share

Number of Option Shares:   60,000 shares of Common Stock

Expiration Date:   September 15, 2018

Type of Option:   Non-Statutory Stock Option

Vesting Schedule: The option shall vest and become exercisable in a series of twelve (12) successive equal quarterly installments upon Fernando Reinach’s completion of each quarter of Service over the three (3)-year period measured from the Grant Date, provided Fernando Reinach continues to provide Service to the Corporation through each such date. However, the Option Shares may be subject to accelerated vesting in whole or in part in accordance with the provisions of Paragraph 6 of this Agreement.

2.        Option Term.  This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.        Transferability.  This option shall be neither transferable nor assignable by Optionee and may be exercised only by Optionee; however the foregoing shall not apply to any transfer without consideration to any person or entity, directly or indirectly, controlling, controlled by or under common control with Optionee, provided that (A) Optionee shall inform the Corporation of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were the original optionee hereunder. Such transferred option shall remain “the option” hereunder, and such transferee shall be treated as the “Optionee” for purposes of this Agreement.

4.        Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Award Summary in Paragraph 1. As the option becomes exercisable for such installments, those installments shall accumulate, and the

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option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.        Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

  (a)        Should Fernando Reinach cease to remain in Service for any reason other than Misconduct while this option is outstanding, then Optionee shall have a period of three (3) months commencing with the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

  (b)        During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Fernando Reinach’s cessation of Service, exercisable pursuant to the Vesting Schedule specified in the Award Summary in Paragraph 1 or the special acceleration provisions of Paragraph 6. No additional Option Shares shall vest, whether pursuant to the normal Vesting Testing Schedule specified in the Award Summary in Paragraph 1 or the special acceleration provisions of Paragraph 6, following Fernando Reinach’s cessation of Service, except to the extent (if any) specifically authorized by the Corporation pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised.

  (c)        Should Fernando Reinach’s Service be terminated for Misconduct or should Fernando Reinach otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.        Change in Control.

  (a)        Should a Change in Control occur during Fernando Reinach’s period of Service, then the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares. However the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Change in Control (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice or (iii) such accelerated vesting is otherwise precluded pursuant to the provisions of Paragraph 5(d) above.

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  (b)        Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

  (c)        If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

  (d)        This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.        Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.        Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9.        Manner of Exercising Option.

  (a)          In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee must take the following actions:

  (i)         Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

  (ii)        Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

 (A)        cash or check made payable to the Corporation; or

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Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

 (B)        in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

 (C)        through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

    (iii)        Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of applicable securities laws.

    (iv)        Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b)        As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)        In no event may this option be exercised for any fractional shares.

10.    Compliance with Laws and Regulations.

(a)        The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock

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exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

   (b)        The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11.        Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and Optionee and Optionee’s assigns.

12.        Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.        Governing Law.  The interpretation performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that States conflict-of-laws rules

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IN WITNESS WHEREOF, the parties have executed this Agreement on the clay and year first indicated above.

AMYRIS BIOTECHNOLOGIES, INC.

By:	/s/ John G. Melo

Title:	Chief Executive Officer

LIT TELE LLC, OPTIONEE

Signature:

Title:

Signature:

Title:

Address

IN WITNESS WHEREOF, the parties have executed this Agreement on the clay and year first indicated above

AMYRIS BIOTECHNOLOGIES, INC.

By:

Title:

LIT TELE LLC, OPTIONEE

By:	/s/ Paulo Henrique de Oliveira Santos
Name:	Paulo Henrique de Oliveira Santos
Title:	Authorized Signatory

By:	/s/ Fernando C. Reinach
Name:	Fernando C. Reinach
Title:	Authorized Signatory

Address: LI TELME LLC Attn: Fernando C. Reinach Rua Jeronimo da Vega 384-12° andar Sāo Paulo - S.P. 04536-001,Brazil Fernando.reinach@vnnegocios.com.br

Stock Option Agreement

Signature Page

APPENDIX

The following definitions shall be in effect under the Agreement:

A.      Agreement shall mean this Stock Option Agreement.

B.      Board shall mean the Corporation’s Board of Directors.

C.      Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

 (i)      a merger consolidation or other reorganization approved by the Corporations stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

 (ii)      a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporations assets in liquidation or dissolution of the Corporation, or

 (iii)      the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls is controlled by or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporations stockholders.

In no event shall any public offering of the Corporations securities be deemed to constitute a Change in Control.

D.       Code shall mean the Internal Revenue Code of 1986, as amended..

E.       Common Stock shall mean the Corporation’s common stock.

F.       Corporation shall mean Amyris Biotechnologies, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of Amyris Biotechnologies, Inc. which shall by appropriate action assume this option.

G.       Disability shall mean Mr. Reinach’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

H.       Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

I.      Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

J.      Expiration Date shall mean the date on which the option expires as specified in the Award Summary in Paragraph 1 of the Agreement.

K.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)       If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)       If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)       If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

L.     Grant Date shall mean the date of grant of the option as specified in the Award Summary in Paragraph 1 of the Agreement.

M.    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee or Optionee’s agents, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee or its agents adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Misconduct.

N.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.     Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.       Option Shares shall mean the number of shares of Common Stock subject to the option.

Q.      Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

R.      Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation provided each corporation in the unbroken chain (other than the Corporation) owns at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.      Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit A attached hereto.

T.       Service shall mean Fernando Reinach’s continued service as a Board member; provided, however, that his Service in such capacity shall not be deemed to have ceased for purposes of this Agreement for so long as his Successor continues to serve as a Board member.

U.      Successor shall mean the individual of comparable experience and reputation appointed by the Votorantim Group and subsequently appointed or elected to serve as Mr. Reinach’s successor on the Board following the date Mr. Reinach (A) is removed from the Board for any reason, (B) ceases Board service due to his death or Disability or (C) ceases to be employed by the Votorantim Group.

V.      Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

W.     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.      Vesting Schedule shall mean the vesting schedule specified in the Award Summary in Paragraph 1 pursuant to which the Option is to become exercisable for the Option Shares in a series of installments over Fernando Reinach’s period of Service.

EXHIBIT A

FORM OF STOCK PURCHASE AGREEMENT

AMYRIS BIOTECHNOLOGIES INC.

STOCK PURCHASE AGREEMENT

AGREEMENT made this              day of                                 ,              by and between Amyris Biotechnologies, Inc., a California corporation (the “Corporation”), and Lit Tele LLC, a wholly owned subsidiary of the Votorantim Group (“Optionee”). All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.      EXERCISE OF OPTION

 1.      Exercise. Optionee hereby purchases                      shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on September 15, 2008 (the “Grant Date”) to purchase up to 60,000 shares of Common Stock (the “Option Shares”) at the exercise price of $3.93 per share (the “Exercise Price”).

 2.      Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

 3.      Stockholder Rights. Until such time as the Corporation exercises the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.      SECURITIES LAW COMPLIANCE

 1.      Restricted Securities. Optionee hereby represents to the Corporation as follows:

 (a)      The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act. Optionee hereby confirms that Optionee has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.

 (b)      Optionee is acquiring the Purchased Shares solely for investment purposes for Optionee’s own account, and not as a nominee or agent and with no present intention of distributing, reselling, granting any participation in or otherwise distributing any of the Purchased Shares or any interest therein other than pursuant to the 1933 Act. Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Purchased Shares.

 (c)      Optionee is aware of the Corporation’s business affairs and financial condition and has been furnished with, and has had access to, such information as

Optionee considers necessary or appropriate for deciding whether to invest in the Purchased Shares. Optionee has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

(d)        Optionee understands that the Purchased Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Optionee must hold the Purchased Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Optionee acknowledges that the Corporation has no obligation to register or qualify the Purchased Shares for resale. Optionee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and requirements relating to the Corporation which are outside of Optionee’s control, and which the Corporation is under no obligation to and may not be able to satisfy.

(e)        Optionee understands that there is no public market for the Purchased Shares, that no market may ever develop for them, and that the Purchased Shares have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

(f)        Optionee understands that the Purchased Shares are subject to certain restrictions on transfer set forth in this Agreement.

(g)        Optionee is able to fend for itself in the transactions contemplated by this Agreement. can bear the economic risk of investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares.

(h)        If Optionee is not a United States person (as defined by Code Section 7701(a)(30)), Optionee represents that it has satisfied itself to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Shares, including the legal requirements within its jurisdiction for the purchase of the Purchased Shares, any foreign exchange restrictions applicable to such purchase, any governmental or other consents that may need to be obtained and any income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale or transfer of the Purchased Shares. Optionee’s subscription and payment for and continued beneficial ownership of the Purchased Shares will not violate any applicable securities or other laws of Optionee’s jurisdiction.

(i)        Optionee has read the following definition of “Accredited Investor” from Rule 501 of Regulation D and certifies that Optionee is an “Accredited Investor:”

“Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories at the time of the sale of the securities to that person:

–        Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

–        Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

–        Any bank as defined in section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

–        Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives);

–        Any organization described in Code Section 501(c)(3), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

–        Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

–        Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

–        Any entity in which all of the equity owners are accredited investors.

 2.        Restrictions on Disposition of Purchased Shares.  Optionee shall make no disposition of the Purchased Shares unless and until there is compliance with all of the following requirements:

(i)        Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)       Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii)      Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3.        Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated                             , 20         between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.      TRANSFER RESTRICTIONS

1.        Restriction on Transfer.  Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the Market Stand-Off.

2.        Market Stand-Off

    (a)        In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation’s initial public offering.

    (b)        Optionee shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

    (c)        Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

    (d)        In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.        RIGHT OF FIRST REFUSAL

   1.        Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of this Article D, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Optionee.

  2.        Notice of Intended Disposition. In the event Optionee desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Optionee shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

  3.        Exercise of the First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Optionee consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Optionee prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Optionee and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Optionee and the Corporation, or if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Optionee and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4.        Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Optionee prior to the expiration of the twenty-five (25)-day exercise period, Optionee shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Optionee does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Optionee until such right lapses.

5.        Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Optionee shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Optionee’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

  (i)        sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4, as if the Corporation did not exercise the First Refusal Right; or

  (ii)        sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph D.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Optionee’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Optionee to sell the Target Shares pursuant to alternative (i) above.

 6.      Recapitalization/Reorganization

 (a)      Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

 (b)      In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

 7.      Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

 8.      Exempt Transfers. Notwithstanding the foregoing, the First Refusal Right of the Corporation set forth in this Article D shall not apply to any transfer without consideration to any person or entity, directly or indirectly, controlling, controlled by or under common control with the Optionee; provided that (A) the Optionee shall inform the Corporation of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were the original optionee hereunder. Such transferred Purchased Stock shall remain “Purchased Stock” hereunder, and such transferee shall be treated as the “Optionee” for purposes of this Agreement.

E.      GENERAL PROVISIONS

 1.      Assignment. The Corporation may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

 2.      At Will Employment. Nothing in this Agreement shall confer upon Fernando Reinach any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

 3.      Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4.      No Waiver. The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.      Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.      MISCELLANEOUS PROVISIONS

1.      Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2.      Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

3.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

4.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.      Successors and Assigns. Subject to Article D above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee and Optionee’s assigns, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

AMYRIS BIOTECHNOLOGIES, INC.

By:

Title:

LIT TELE LLC, OPTIONEE

Signature:

Title:

Signature:

Title:

Address

APPENDIX

The following definitions shall be in effect under the Agreement:

A.        Agreement shall mean this Stock Purchase Agreement.

B.        Board shall mean the Corporation’s Board of Directors.

C.        Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

   (i)      a merger consolidation or other reorganization approved by the Corporations stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

   (ii)     a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

   (iii)    the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D.        Code shall mean the Internal Revenue Code of 1986, as amended.

E.        Common Stock shall mean the Corporation’s common stock.

F.        Corporation shall mean Amyris Biotechnologies, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of Amyris Biotechnologies, Inc.

G.        Disposition Notice shall have the meaning assigned to such term in Paragraph D.2.

H.        Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

I.         Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

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    (i)      If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    (ii)      If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    (iii)      If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

J.         First Refusal Right shall mean the right granted to the Corporation in accordance with Article D.

K.        Grant Date shall have the meaning assigned to such term in Paragraph A.1.

L.         Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

M.       1933 Act shall mean the Securities Act of 1933, as amended.

N.        1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.        Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.        Option shall have the meaning assigned to such term in Paragraph A.1.

Q.       Option Agreement shall mean all agreements and other documents evidencing the Option.

R.       Optionee shall mean the person to whom the Option is granted.

S.        Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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T.         Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

U.         Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

V.         Reorganization shall mean any of the following transactions:

    (i)      merger or consolidation in which the Corporation is not the surviving entity,

    (ii)      a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

    (iii)      a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

    (iv)      any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

W.        SEC shall mean the Securities and Exchange Commission.

X.         Service shall mean Fernando Reinach’s continued service as a Board member. For purposes of this Agreement, Mr. Reinach shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Mr. Reinach no longer performs services in the foregoing capacity for the Corporation or any Parent or Subsidiary or (ii) if Service is as a Board member of either a Parent or Subsidiary of the Corporation and that entity ceases to remain a Parent or Subsidiary of the Corporation, even though Mr. Reinach may subsequently continue to perform services for that entity

Y.         Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z.         Target Shares shall have the meaning assigned to such term in Paragraph D.2.

AA.       Vesting Schedule shall mean the vesting schedule specified in the Award Summary in Paragraph 1 of the Option Agreement pursuant to which the Option is to become exercisable in a series of installments over Fernando Reinach’s period of Service.

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